Exhibit 10.2

MODIFICATION OF MORTGAGE

THIS MODIFICATION OF MORTGAGE dated March 30, 2018, is made and executed between Ohio Metal Working Products/Art's-Way Inc., an Ohio Corporation, whose address is 5556 Highway 9, Armstrong, IA 50514-7566 (referred to below as "Grantor") and Bank Midwest, whose address is PO Box 136, 500 6th Street, Armstrong, IA 50514 (referred to below as "Lender").

MORTGAGE. Lender and Grantor have entered into a Mortgage dated March 30, 2018 (the "Mortgage") which has been recorded in Stark County, State of Ohio, as follows:

Original mortgage was dated September 28, 2017 and filed for record on October 3, 2017 as document number 201710030041763 in Stark County, Ohio.

REAL PROPERTY DESCRIPTION. The Mortgage covers the following described real property located in Stark County, State of Ohio:

See Exhibit "A", which is attached to this Modification and made a part of this Modification as if fully set forth herein.

The Real Property or its address is commonly known as 3620 Progress Street NE, Canton, OH 44705.

MODIFICATION OF MORTGAGE

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MODIFICATION. Lender and Grantor hereby modify the Mortgage as follows:

Promissory note dated March 30, 2018, executed by Art's-Way Manufacturing Co., Inc., in the amount of $5,000,000.00, maturing on March 30, 2019. Mortgage is now being modified to extend the maturity date. No new money is being added and the mortgage will remain at $1,000,000.00. .

CONTINUING VALIDITY. Except as expressly modified above, the terms of the original Mortgage shall remain unchanged and in full force and effect and are legally valid, binding, and enforceable in accordance with their respective terms. Consent by Lender to this Modification does not waive Lender's right to require strict performance of the Mortgage as changed above nor obligate Lender to make any future modifications. Nothing in this Modification shall constitute a satisfaction of the promissory note or other credit agreement secured by the Mortgage (the "Note"). It is the intention of Lender to retain as liable all parties to the Mortgage and all parties, makers and endorsers to the Note, including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, shall not be released by virtue of this Modification. If any person who signed the original Mortgage does not sign this Modification, then all persons signing below acknowledge that this Modification is given conditionally, based on the representation to Lender that the non-signing person consents to the changes and provisions of this Modification or otherwise will not be released by it. This waiver applies not only to any initial extension or modification, but also to all such subsequent actions.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS MODIFICATION OF MORTGAGE AND GRANTOR AGREES TO ITS TERMS. THIS MODIFICATION OF MORTGAGE IS DATED MARCH 30, 2018.

GRANTOR ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS MODIFICATION OF MORTGAGE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

GRANTOR:

OHIO METAL WORKING PRODUCTS/ART’S-WAY INC.

By: /s/ Carrie Gunnerson

Carrie Gunnerson, CEO/Secretary of Ohio Metal

Working Products/Art’s Way Inc.

By: /s/ Amber J Murra

Amber J Murra, Treasurer of Ohio Metal Working

Products/Art’s Way Inc.

MODIFICATION OF MORTGAGE

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LENDER:

BANK MIDWEST

By: /s/ Jeffrey J. Newlin

Jeffrey J. Newlin, Market President